UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2022

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 7, 2022, Raymond Cheong, M.D., Ph.D., notified Talis Biomedical Corporation (the “Company”) of his resignation from his position as a member of the Company’s Board of Directors (the “Board”) and as a member of the Science, Technology and Clinical Affairs Committee of the Board, effective immediately prior to the Company’s 2022 Annual Meeting of the Stockholders held on June 10, 2022 (the “Annual Meeting”). Dr. Cheong’s departure is to ensure the Company’s continued compliance with Nasdaq Listing Rule 5605(b), which requires that a majority of the Board be comprised of independent directors (as defined in Nasdaq Listing Rule 5605(a)(2)) and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Amendment to 2021 Plan

At the Annual Meeting, the Company’s stockholders, upon recommendation of the Board, approved an amendment to the Talis Biomedical Corporation 2021 Equity Incentive Plan (the “2021 Plan” and the 2021 Plan, as amended, the “Amended 2021 Plan”). The material terms of the Amended 2021 Plan are the same as the 2021 Plan, except that the Amended 2021 Plan amended the automatic increase to the Share Reserve (as defined in the 2021 Plan) that occurs on January 1 of each calendar year until (and including) January 1, 2031 from 4% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year to 4% of the total number of shares of (i) the Company’s common stock plus (ii) the Company’s Series 1 Preferred Stock plus (iii) the Company’s Series 2 Non-Voting Preferred Stock outstanding on December 31st of the preceding calendar year.

The Amended 2021 Plan became effective on June 10, 2022, upon stockholder approval at the Annual Meeting. A more detailed summary of the features of the Amended 2021 Plan is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on April 26, 2022 (the “Proxy Statement”). Such summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2021 Plan, which is attached as Appendix A to the Proxy Statement.

Amendment to 2021 ESPP

At the Annual Meeting, the Company’s stockholders, upon recommendation of the Board, approved an amendment to the Talis Biomedical Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP” and the 2021 ESPP, as amended, the “Amended 2021 ESPP”). The material terms of the Amended 2021 ESPP are the same as the 2021 ESPP, except that the Amended 2021 ESPP amended the automatic increase in the shares of common stock that may be issued under the 2021 ESPP that occurs on January 1 of each calendar year until (and including) January 1, 2031 from an amount equal to the lesser of (i) 1% of the total number of shares of the Company’s common stock outstanding on December 31st of the preceding calendar year and (ii) 1,550,000 shares of common stock to an amount equal to the lesser of (i) (a) 1% of the total number of shares of the Company’s common stock plus (b) the Company’s Series 1 Preferred Stock plus (c) the Company’s Series 2 Non-Voting Preferred Stock outstanding on December 31st of the preceding calendar year and (ii) 1,550,000 shares of common stock.

The Amended 2021 ESPP became effective on June 10, 2022, upon stockholder approval at the Annual Meeting. A more detailed summary of the features of the Amended 2021 ESPP is set forth in the Proxy Statement. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Amended 2021 ESPP, which is attached as Appendix B to the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2022, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals and cast their votes as set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

Proposal 1. Election of Directors

The Company’s stockholders elected the individuals listed below as Class I directors, to serve until the Company’s 2025 Annual Meeting of the Stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The final voting results are as follows:

Name	For	Withheld	Broker Non-Votes
Felix Baker, Ph.D.	41,055,511	5,014,810	3,297,343
Melissa Gilliam, M.D., M.P.H.	41,328,725	4,741,596	3,297,343
Matthew L. Posard	41,215,928	4,854,393	3,297,343

Proposal 2. Approval of the Amended 2021 Plan

The Company’s stockholders approved the Amended 2021 Plan. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
40,522,857	5,542,568	4,896	3,297,343

Proposal 3. Approval of the Amended 2021 ESPP

The Company’s stockholders approved the Amended 2021 ESPP. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
40,607,638	5,453,824	8,859	3,297,343

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
48,747,527	80,225	539,912	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	June 10, 2022	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr. Chief Financial Officer